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                                                                   EXHIBIT 10.21

                       MANAGEMENT AND CONSULTING AGREEMENT

      This MANAGEMENT AND CONSULTING AGREEMENT, dated as of August 1, 2003 (the "Agreement"), is made by and among Alon USA, Inc., a Delaware corporation (the "Company"), Alon Israel Oil Company, Ltd., a limited liability company formed under the laws of Israel ("Alon Israel") and Alon USA Energy, Inc., a Delaware corporation ("Alon Energy") (Alon Israel and Alon Energy are hereinafter collectively referred to as the "Consultants").

                                   WITNESSETH:

      WHEREAS, Alon Israel is a prominent retailer of petroleum based products in Israel where it operates fuel stations and commercial centers with gas stations; and

      WHEREAS, Alon Energy is a wholly owned subsidiary of Alon Israel; and

      WHEREAS, the management personnel of both Alon Israel and Alon Energy have significant expertise and skill in all aspects of the petroleum industry, including but not limited to marketing, developing new store designs, structuring transactions, implementing new technologies, developing franchising programs and joint venture relationships, and maximizing the safety and efficiency of petroleum refineries, pipelines and terminals; and

      WHEREAS, the Company desires to retain the services of the Consultants and to call on the skills and expertise of the Consultants to assist and consult the company in multiple aspects of its business and operations, as more particularly described herein; and

      WHEREAS, the Consultants desire to provide such services to the Company in consideration for the fees to be paid to the Consultants as described herein;

      NOW, THEREFORE, in consideration of mutual covenants and agreements set forth herein and in reliance upon the representations contained herein, the parties hereto covenant and agree as set forth herein:

                                    ARTICLE I

                                   APPOINTMENT

      Section 1.1 Appointment. The Company hereby designates and hires the Consultants to provide management consulting and financial services to the Company as provided herein (the "Services"). The Consultants hereby agree to provide the Services for the consideration and subject to the other terms and conditions of this Agreement.

      Section 1.2 Services of The Consultants. The Consultants shall make reasonably available to the Company the services of their employees and officers to assist and interact with management of the Company regarding policy initiatives, financial planning and strategic planning relating to the ongoing operations of the Company, including the ongoing implementation thereof, and to perform such other services as mutually agreed upon from time to

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time by the Company and the Consultants. Without limiting the generality of the foregoing, the Services shall include:

      (a) Assisting the Company in the strategic planning of the Company's long-term goals, including the preparation of the Company's annual business plan and budget;

      (b) Assisting the Company in its compliance with all reporting, administrative and regulatory compliance obligations imposed by statute or regulations and any reporting or other administrative obligations imposed by any trade associations of which the Company is a member;

      (c) Advising the Company regarding the selection, management and evaluation of the Company's officers and key employees and assisting the Company in identifying the Company's employment needs;

      (d) Advising the Company regarding the retention of and performance review of attorneys, accountants and other professionals retained by the Company;

      (e) Assisting and advising the Company in identifying and implementing new technologies and plant modifications to improve production and efficiencies;

      (f) Consulting the Company regarding the design, construction and location of petroleum service stations and convenience stores and adjacent commercial facilities;

      (g) Consulting the Company regarding implementing, at the Company's service stations in the U.S., Alon Israel's ring technology and cell technology for increasing the speed, efficiency and convenience of refueling by customers;

      (h) Assisting the Company in identifying new markets and analyzing the risks and benefits of entering such markets;

      (i) Assisting and advising the Company in identifying and implementing new marketing strategies, promotions and techniques;

      (j) Advising the Company regarding franchising opportunities and other methods of expanding the presence of the Fina brand in existing and emerging market areas;

      (k) Assisting the Company in identifying opportunities for and negotiating joint ventures relating to both the petroleum refining and retail/service station sectors of the Company's business;

      (l) Advising the Company regarding the strategic growth of the Company, including identifying businesses and assets for possible acquisition and assisting in the negotiation of such acquisitions; and

      (m) Analyzing the capitalization and debt structure of the Company, recommending sources of financing and assisting the Company in negotiating new and existing credit facilities and other financings.

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      Section 1.3 Limitations. The Services are specifically limited by the following:

      (a) The Services shall be limited to consulting and advising the Company's management in the foregoing matters and shall not include the general management of the ordinary business operations of the Company.

      (b) The Services shall not require any employee of the Consultants to perform any part of the Services within the State of Texas. The parties acknowledge that the Consultants do not conduct any part of their business in the State of Texas and no provision of this Agreement shall be interpreted as requiring the Consultants to perform any Services or any other acts which would constitute doing business in the State of Texas.

      (c) In performance of the Services, the Consultants are not the agents or employees of the Company, will not be responsible for any management decisions on behalf of the Company and do not have the authority to bind the Company to any agreement, understanding or commitment of any kind.

      Section 1.4 Consultant Personnel. All personnel provided by the Consultants hereunder shall remain the employees of the Consultants and shall not be the employees or agents of the Company.

      Section 1.5 Key Employees and Officers. The value placed on the experience and knowledge of the Consultants' key employees and officers is among the principal factors motivating the Company to enter into this Agreement. Accordingly, the Consultants shall make every effort to make their key employees and officers available for the performance of the Services. In the event that such key employees and officers are not available, the Consultants shall make every effort to provide the services of consultants with appropriate credentials and experience.

      Section 1.6 Cooperation and Access to Information. The Company shall provide the Consultants with access to the appropriate information pertaining to the Company and its business that is necessary and appropriate for the Consultants' performance of their obligations hereunder. The Company shall make its management and employees reasonably available to the Consultants as may be required by the Consultants in the performance of their obligations hereunder. The Consultants shall treat as strictly confidential (and shall not disclose) all information received or obtained as a result of entering into this Agreement or performing their obligations hereunder.

                                   ARTICLE II

                                      TERM

      Section 2.1 Term. The initial term of this Agreement shall be for a period commencing on the date hereof and ending on the third anniversary of the date hereof (the "Initial Term"). After the Initial Term, this Agreement shall be automatically extended for consecutive terms of one year each (the "Extension Terms") unless any party gives written notice

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to the other parties of its intent to terminate at least ninety days of the end of the then current term, whether such then current term is the Initial Term or an Extension Term.

      Section 2.2 Termination of Agreement. The Consultants shall be entitled to terminate this Agreement on thirty (30) days' prior written notice in the event that the Company fails to pay the Management Consulting Fee when due and such failure continues for a period in excess of three months. The Company shall be entitled to terminate this Agreement in the event of:

      (a) The commitment of any gross negligence, fraud or willful misconduct by either of the Consultants in the performance of their duties or responsibilities under this Agreement;

      (b) With respect to either of the Consultants, the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of such Consultant in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or similar laws; or (ii) a decree or order adjudging such Consultant as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of such Consultant under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Consultant or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief of any such other decree or order unstayed and in effect for a period of sixty (60) consecutive days;

      (c) With respect to either of the Consultants, the commencement by such Consultant of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by such Consultant to the entry of a decree or order for relief in respect of such Consultant in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Consultants or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by such Consultant in furtherance of such action; or

      (d) Such time as the Consultants shall no longer either directly or indirectly own the majority of the outstanding capital stock of the Company entitled to vote for the election of the members of the board of directors of the Company.

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                                   ARTICLE III

                         COMPENSATION OF THE CONSULTANTS

      Section 3.1 Compensation. The Consultants shall be entitled to receive $250,000 for the Services provided for the period commencing on the date hereof and ending on September 30, 2003 and $4,000,000 per year for Services provided thereafter (the "Management Consulting Fee"), payable quarterly in arrears on the fifteenth day of January, April, July and October. It is understood that the Consultants will pay all normal costs and expenses incurred by them in connection with providing the Services and that they will not be entitled to reimbursement of any costs or out-of-pocket expenses incurred in connection with rendering the Services except for any extraordinary expenses for which the Company agrees in writing to reimburse the Consultants.

      Section 3.2 Restrictions on Payment of Compensation. No payment shall be required to be made to the Consultants under this Agreement if such payment (i) would violate the terms of any agreement or instrument governing the Company's indebtedness to third parties or pursuant to which a third party is obligated to advance funds to the Company or (ii) would cause the Company to become insolvent or would otherwise materially jeopardize the Company's financial position. The Consultants agree that if payments by the Company to the Consultants cease pursuant to the terms of this Section 3.2, the Consultants shall have no recourse against the Company regarding such payments; provided, however, that the Consultants may cease providing the Services for the period during which payment of any amounts due hereunder are suspended except to the extent that the failure to provide a particular Service would cause material and irreparable harm to the Company. The Consultants agree that the termination of this Agreement is their sole remedy in the event of payments ceased pursuant to the terms of this Section 3.2. At such time as it will not violate (i) and (ii) above, all past due amounts shall be paid to the Consultants, but without interest thereon.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      Section 4.1 Representations and Warranties of Alon Energy. Alon Energy represents and warrants to the Company that:

      (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all necessary power and authority to own, lease and operate the assets and properties now owned and operated by it, is duly qualified to do business and is in good standing in all jurisdictions in which the nature of its business or ownership of its properties makes such qualification necessary and where the failure to so qualify would have a material adverse effect on its business operations or its financial condition; and

      (b) it has full power and authority to execute, deliver and perform this Agreement and all other instruments and documents required or contemplated to be executed, delivered and performed by it under this Agreement and such execution, delivery and performance have been

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duly authorized by all necessary company action and other action as required under applicable law or by its Certificate of Incorporation or Bylaws.

      Section 4.2 Representations and Warranties of Alon Israel. Alon Energy represents and warrants to the Company that:

      (a) it is a limited liability company duly organized, validly existing and in good standing under the laws of Israel, has all necessary power and authority to own, lease and operate the assets and properties now owned and operated by it, is duly qualified to do business and is in good standing in all jurisdictions in which the nature of its business or ownership of its properties makes such qualification necessary and where the failure to so qualify would have a material adverse effect on its business operations or its financial condition; and

      (b) it has full power and authority to execute, deliver and perform this Agreement and all other instruments and documents required or contemplated to be executed, delivered and performed by it under this Agreement and such execution, delivery and performance have been duly authorized by all necessary company action and other action as required under applicable law or by its organizational documents.

      Section 4.3 Representations and Warranties of the Company. The Company represents and warrants to the Consultants that:

      (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all necessary power and authority to own, lease and operate the assets and properties now owned and operated by it, is duly qualified to do business and is in good standing in all jurisdictions in which the nature of its business or ownership of its properties makes such qualification necessary and where the failure to so qualify would have a material adverse effect on its business operations or its financial condition; and

      (b) The Company has full power and authority to execute, deliver and perform this Agreement and all other instruments and documents required or contemplated to be executed, delivered and performed by it under this Agreement and such execution, delivery and performance have been duly authorized by all necessary company action and other action as required under applicable law or by the Company's Certificate of Incorporation or Bylaws.

                                    ARTICLE V

                LIABILITY AND INDEMNIFICATION OF THE CONSULTANTS

      SECTION 5.1 STANDARD OF PERFORMANCE AND LIABILITY OF THE CONSULTANTS. WITH RESPECT TO ANY SERVICE PROVIDED HEREUNDER, EACH OF THE CONSULTANTS AGREES TO PERFORM SUCH DUTIES IN GOOD FAITH AND TO USE THE SAME DEGREE OF CARE AS IT WOULD IN CONDUCTING SUCH SERVICES FOR ITS OWN ACCOUNT. OTHER THAN AS EXPRESSLY SET FORTH IN THIS SECTION 5.1, EACH OF THE CONSULTANTS EXPRESSLY DISCLAIMS AND NEGATES ANY GUARANTY OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING

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BUT NOT LIMITED TO ANY WARRANTIES COVERING FITNESS FOR A PARTICULAR PURPOSE,
NONINFRINGEMENT OR OTHERWISE. IN A MANNER BELIEVED BY THE CONSULTANTS TO BE WITHIN THE SCOPE OF THEIR AUTHORITY, THE CONSULTANTS WILL BE LIABLE ONLY FOR THEIR FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. AS PART OF THE CONSIDERATION FOR THE SERVICES TO BE PERFORMED BY THE CONSULTANTS, THE COMPANY HEREBY WAIVES ALL CLAIMS AGAINST THE CONSULTANTS IN ANY CASE RESULTING FROM THE CONSULTANTS' GOOD FAITH ACTS OR OMISSIONS, INCLUDING ACTS OR OMISSIONS INVOLVING THE CONSULTANTS' OWN ORDINARY NEGLIGENCE, BELIEVED BY THE CONSULTANTS TO BE WITHIN THE SCOPE OF THEIR AUTHORITY, EXCEPT FOR FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE CONSULTANTS OR ANY OF THEIR OFFICERS, DIRECTORS OR EMPLOYEES.

      SECTION 5.2 Indemnification of the Consultants. The Consultants shall be indemnified and held harmless by the Company from and against any liability (including reasonable counsel fees and disbursements) or loss by reason of injury to person or property in any way connected with the performance of their obligations hereunder including such liabilities or losses resulting from the Consultants' own ordinary negligence; provided, however, that such indemnity shall not apply to the extent that any such liability or loss is caused by fraud, gross negligence or willful misconduct on the part of the Consultants or any of their officers, directors or employees.

      SECTION 5.3 Limitation of Liability. Notwithstanding anything contained to the contrary in any provision of this Agreement, the parties agree that the recovery by any party hereto of any damages suffered or incurred by it as a result of any breach by the other parties of any of their representations, warranties, covenants or obligations or any other matter or claim under this Agreement shall be limited to the actual damages suffered or incurred by such party, and in no event shall any party be liable to the other parties for any indirect, consequential, special, exemplary or punitive damages except to the extent such excluded damages constitute part of a third party claim suffered or incurred by a party for which such party is entitled to indemnification hereunder.

                                   ARTICLE VI

                                  MISCELLANEOUS

      Section 6.1 Relationship of the Parties. Nothing contained in this Agreement, nor any acts of the parties hereto, shall be deemed or construed by the parties hereto, or any of them, or any third party, to create a partnership or a joint venture between the parties hereto. Nothing contained in this Agreement, nor any acts of the parties hereto, shall be deemed to create a third-party beneficiary relationship with or upon any party not a party to this Agreement.

      Section 6.2 Covenants of Further Assurances. The parties hereto agree to execute such other documents and perform such other acts as may be necessary or desirable to carry out the purposes of this Agreement.

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      Section 6.3 Successors and Assigns. Subject to the limitations concerning assignment, this Agreement shall be binding upon and inure to the benefit of the parties and their permitted assigns.

      Section 6.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                            [SIGNATURE PAGE FOLLOWS.]

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

                                       ALON USA, INC.

                                       By: /s/ DAVID WIESSMAN
                                           -------------------------------------
                                       Name: David Wiessman
                                             -----------------------------------
                                       Title: Chairman of the Board of Directors
                                              ----------------------------------

                                       ALON ISRAEL OIL COMPANY, LTD.

                                       By: /s/ DAVID WIESSMAN
                                           -------------------------------------
                                       Name: David Wiessman
                                             -----------------------------------
                                       Title: President and CEO
                                              ----------------------------------

                                       ALON USA ENERGY, INC.

                                       By: /s/ DAVID WIESSMAN
                                           -------------------------------------
                                       Name: David Wiessman
                                             -----------------------------------
                                       Title: Chairman of the Board of Directors
                                              ----------------------------------

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